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                                                                                                        EXHIBIT 11

                    NACCO INDUSTRIES, INC. AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
                                                                                    Year Ended December 31
                                                                     ------------------------------------------------
                                                                     1995                  1994                  1993
                                                                     ----                  ----                  ----
                                                                    (Amounts in thousands, except per share data)
 Income:
 ------
    Income before extraordinary items                             $     65,506          $     45,272          $     11,593
    Extraordinary gain, net-of-tax                                      32,333                    --                    --
    Extraordinary charges, net-of-tax                                   (3,399)               (3,218)               (3,292)
                                                                  ------------          ------------          ------------
    Net income                                                    $     94,440          $     42,054          $      8,301
                                                                  ============          ============          ============


 Per share amounts reported
 to stockholders - Note 1:
 ------------------------
    Income before extraordinary items                             $       7.31           $      5.06           $      1.30
    Extraordinary gain, net-of-tax                                        3.61                    --                    --
    Extraordinary charges, net-of-tax                                     (.38)                 (.36)                 (.37)
                                                                  ------------          ------------          ------------
    Net income                                                    $      10.54           $      4.70           $       .93
                                                                  ============          ============          ============

 Primary:
 -------
    Weighted average shares outstanding                                  8,963                 8,948                 8,938
    Dilutive stock options - Note 2                                         12                    12                    15
                                                                  ------------          ------------          ------------
      Totals                                                             8,975                 8,960                 8,953
                                                                  ============          ============          ============

    Per share amounts
      Income before extraordinary items                           $       7.30           $      5.05           $      1.30
      Extraordinary gain, net-of-tax                                      3.60                    --                    --
      Extraordinary charges, net-of-tax                                   (.38)                 (.35)                 (.37)
                                                                  ------------          ------------          ------------
      Net income                                                  $      10.52           $      4.70           $       .93
                                                                  ============          ============          ============

 Fully diluted:
 -------------
    Weighted average shares outstanding                                  8,963                 8,948                 8,938
    Dilutive stock options - Note 2                                         12                     9                    17
                                                                  ------------          ------------          ------------
      Totals                                                             8,975                 8,957                 8,955
                                                                  ============          ============          ============

    Per share amounts
      Income before extraordinary items                           $       7.30          $       5.05          $       1.30
      Extraordinary gain, net-of-tax                                      3.60                    --                    --
      Extraordinary charges, net-of-tax                                   (.38)                 (.35)                 (.37)
                                                                  ------------          ------------          ------------
      Net income                                                  $      10.52          $       4.70          $        .93
                                                                  ============          ============          ============


NOTE 1 - Per share earnings have been computed and reported to the stockholders pursuant to APB Opinion No. 15, which provides that
"any reduction of less than 3% in the aggregate need not be considered as dilution in the computation and presentation of earnings per share data."

NOTE 2 - Dilutive stock options are calculated based on the treasury stock method.  For primary per share earnings the average market price is used.  For fully diluted per share earnings the year-end market price, if higher than the average market price, is used.

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